2
                                                     Exhibit 5.2
                                                     Letter 835 (DO/CG)
                                                     Exhibit 5.2
INTERNAL REVENUE SERVICE                             DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2508
CINCINNATI, OH 45201

         MAY 02 1997                           Employer Identification Number:
                                                           52-0280210
                                                           DLN:
                                                           17007269042006
BALTIMORE GAS & ELECTRIC CO                          Person to Contact:
PO BOX 1475 GAS & ELECTRIC BLDG                            Cindy Perry
BALTLIMORE, MD 21203                                 Contact Telephone Number:
                                                            (513) 684-3957
                                                     Plan Name:
                                                            SAV PL

                                                     Plan Number:  003


Dear Applicant:

_ _ We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination letter is applicable for the amendment(s) adopted on 6/30/95.

         This plan is an employee stock ownership plan with a cash or deferred arrangement described in Code Section 401(k).

         This plan satisfies the requirements of Code section 4975(e)(7).

         This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

         This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

         This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those

BALTIMORE GAS & ELECTRIC CO


employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465 and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                         Sincerely yours,

                                                         /s/ Paul M. Harrington

                                                         District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
   For Employee Benefit Plans